EXHIBIT 10.56

ONEROUS TRANSFER OF MINING RIGHTS CONTRACT CELEBRATED BY A) EMILIO ACUÑA PERALTA, REPRESENTED IN THIS ACT BY MR. CONRADO ACUÑA ARANDA IN HIS CHARACTER OF GENERAL PROXY (“THE GRANTOR”) AND B) AMERICAN COPPER MINING, S. A. DE C. V., REPRESENTED IN THIS ACT BY MR. RAMIRO TREVIZO GONZÁLEZ IN HIS CHARACTER AS GENERAL PROXY (“THE GRANTEE”), JOINTLY NAMED (“THE PARTIES”) IN ACCORDANCE WITH THE FOLLOWING PREVIOUS RECORDS, DECLARATIONS AND CLAUSES:

PREVIOUS RECORDS

I.
The GRANTOR is the legitimate title holder of the mining rights derived form the 8 (eight) concessions described in detailed following, and integrated in the mining project named “Picacho”, all of them located in the Municipality of Bacoachi, State of Sonora (The CONCESSIONS).

Title	Lot	Surface
161,838	EL PICACHO	21.0000 Hectares
206,327	UNIFICACIÓN REY DE ORO	495.3292 Hectares
214,776	MIS RECUERDOS	2.1708 Hectares
218,818	PICACHO II	448.5564 Hectares
222,511	DOS AMIGOS	24.4306 Hectares
222,789	PICACHO II	4.9217 Hectares
222,925	EL PICACHO I	2,155.6890 Hectares
226,154	CRESTÓN	84.0000 Hectares

II.
On the 15th July 2009, PARTIES subscribed an Mining and Exploration and Exploitation Contract with Promise of Transfer of Mining Rights by virtue of which, among other terms and conditions, the GRANTOR formally obliged himself with the GRANTEE to transfer in his favor 100% (one hundred per cent) of the mining rights derived from the CONCESSIONS without any reserve or limitation whatsoever, in total and definitely, free of any lien, affectation or limitation in ownership of any nature once the GRANTEE had complied in favor of former as counterclaim, the amount of $4’800,000.00 Dollars (Four million eight hundred thousand Dollars 00/100 in legal currency of the United States of America), plus the corresponding Added Value Tax, and taking for such an effect, the schedule of payments agreed upon by the PARTIES expressly, (the CONTRACT);

111.
The subscription of the CONTRACT by the PARTIES was ratified on the 15th July 2009 before the testimony of Mrs. Elsa Ordóñez Ordóñez, Attorney at Law, Applicant to the exercise of Public Notary and assigned to Notary Public number 28 of the Morelos Judicial District of the State of Chihuahua, an acting a Public Notary per license of the office’s Title Holder Mr. Felipe Colomo Castro, Attorney at Law, and having taken reason of this act under number 16,504 of Volume XIV of the Book of Registration of Acts out of Protocol in charge of such Public Notary Office.

Onerous contract of transfer of rights subscribed between Mr. Emilio Acuña Peralta on one hand and American Copper Mining, S. A. de C. V., on the other, dated 31st March 2010.

IV.	To date, the CONTRACT has been duly inscribed before the Public Registry of Mines, a dependency of the General Directorship of Mines, and as such has been effective to third parties;

V.
In the Previous Records of the CONTRACT, as well as in the paragraph of declarations and clauses of said instrument, the following fact was stated: that previous to the date of subscription, that is, before the 15th July 2009, the GRANTEE has already delivered to the GRATOR as advance the amount mentioned in Previous Record II, the amount of $500,000.00 Dollars (Five hundred thousand Dollars 00/100 in legal currency of the United States of America), plus the corresponding Added Value Tax (The ADVANCE);

VI.
Afterwards, on the 27th November 2009, the GRANTEE delivered in favor of the GRANTOR the amount of $250,000.00 Dollars (Two hundred and fifty thousand Dollars 00/100 in legal currency of the United States of America), plus the corresponding Added Value Tax as concept of the first price agreed on in the CONTRACT (The FIRST INSTALLMENT);

VII.
After having interchanged several conversations within the last recent days, PARTIES agreed that the amount of the ADVANCE and of the FIRST INSTALLMENT, added to the amount of $500,000.00 Dollars, (Five hundred thousand Dollars 00/100 in legal currency of the United States of America), plus the corresponding Added Value Tax, and the resulting amount of $1’250,000.00 Dollars (One million two hundred and fifty thousand Dollars 00/100 in United States legal currency), plus the corresponding Added Value Tax, was a sufficient counterclaim for the transfer of the mining rights derived from the CONCESSIONS and so proceed to subscribe this present contract for formality and publicity purposes caring to the terms and conditions included in same.

DECLARATIONS

I.	The GRANTOR through the offices of his General Proxy and under oath of stating the truth, declares that:

1. To be a Mexican citizen, of age, married under the bond of separations of goods, to be in complete use of his mental and physical faculties, as well as enabled to exercise trade and all kinds of mercantile operations and reason by which he enjoys the necessary and sufficient personality to intervene in this present judicial act.

2. That his General Proxy enjoys the mandates, powers and required faculties to act in behalf of the GRANTOR just as is stated in public instruments number 25,243 of volume CCLVII, granted on the 18th February 2008 before testimony of Mr. David Martí  Magaña Monreal, Attorney and Notary Public number 16 of the city of Hermosillo, state of Sonora, and same that have not been limited, restrained, suspended or revoked to date;

Onerous contract of transfer of rights subscribed between Mr. Emilio Acuña Peralta on one hand and American Copper Mining, S. A. de C. V., on the other, dated 31st March 2010.

3. To be duly inscribed in the Federal Taxpayers Registry with Fiscal Identification Certificate AUPE-501019-NQ0, and to be current in his income tax payments and other contributions that have corresponded to him in agreement to the applicable and current legislation covering such matter;

4. To be the legitimate Title Holder of 100% (one hundred per cent) of the mining rights derived from the CONCESSIONS.

5. That to date the obligations that the applicable and current legislation imposes on the title holders of administrative authorizations have been fulfilled in total, such as the CONCESSIONS, including payment of the corresponding rights according to the Federal Law of Rights, and reason why the respective mining rights are current to date and in good legal standing;

6. The mining rights derived from the CONCESSIONS are free of burden, lien, affectation, encumbrance or limitation in their domain of any kind, and thus it is legally possible to make use of same as agreed, either partially or in total;

7. The lots per themselves pertaining to the CONCESSIONS are in good state taking into consideration that the mining activities carried on them to date have been fulfilled in total in compliance to the applicable and legal dispositions in mining matters, environmental and in whatever other nature.

8. The land marks that define the locality of the starting point of the lots pertaining to the CONCESSIONS are in good conservation shape as they were built complying to the applicable and legal dispositions;

9. Excepting the CONTRACT, to date there does not exists a current contract or agreement whatsoever that includes in its object the CONCESSIONS, either directly or indirectly and reason why the subscription of this instrument does not imply a non compliance by the GRANTOR to commitments previously acquired nor does it affect the rights of anybody previously granted in favor of third parties in any manner;

10. Previous to the date of subscription and ratification of this present contract, it received from the GRANTEE the ADVANCE and the FIRST INSTALLMENT as partial counterclaim for the transfer of rights derived from the CONCESSIONS in favor of the GRANTOR;

11. It is his free will to subscribe this present contract with the purpose of transferring definitely and in total in favor of the GRANTEE the Title Holding of 100% (one hundred per cent) of the mining rights derived from the CONCESSIONS caring in every moment to the terms and conditions of this instrument.

Onerous contract of transfer of rights subscribed between Mr. Emilio Acuña Peralta on one hand and American Copper Mining, S. A. de C. V., on the other, dated 31st March 2010.

II.	The GRANTEE declares through the offices of its legal representative and under oath of stating the truth, that:

1. It is a Mexican mercantile society, specifically a Stock Company with Varying Amount of Capital, duly established and in operation according to the applicable and current legal dispositions in the United States of Mexico, as proven in Public Writ number 17,348 granted on the 18th December 2006 before testimony of Mr. Eugenio Fernando García Russek, at that time applicant to the exercise of Public Notary and ascribed to Public Notary number 28 per license of its Title Holder, Mr. Felipe Colomo Castro, Attorney, and instrument that was duly inscribed in the Public Registry of Commerce of said judicial district under electronic mercantile folio number 23,391*10 as of the 29th January 2007, and reason it enjoys the required personality to subscribed this present contract;

2. It has been duly inscribed in the Public Registry of Mines as a “Mining Society” with the purpose of enjoying the needed legitimacy in order to be publicly accepted as Holder of all kinds of mining rights, in the understanding that in its social object is expressly included the possibility of carrying out all types of activities of the mining fields, as is the case of this present contract. Such paper work is stated under act 287, pages 144 of Volume XL of the Book of Mining Societies as of the 4th September 2009.

3. Its representative enjoys the mandates, powers and necessary and sufficient faculties to represent the GRANTEE in this present act as stated in Public Writ number 24,111 granted on the 3rd September 2009 before testimony of Mrs. Elsa Ordóñez Ordóñez, Attorney and applicant to the office of Notary Public and ascribed to Notary Public number 28 of the Morelos Judicial District, State of Chihuahua, and acting as Notary per license of its Holder, Mr. Felipe Colomo Castro, Attorney, and instrument that was duly inscribed under electronic mercantile folio number 23,391*10 as of the 6th October 2009, by virtue of which were protocolized the resolutions that were adopted during the Shareholders’ Ordinary General Assembly of the GRANTEE celebrated on the 25th June 2009, same that to date have not been restrained, limited, suspended or revoked, and reason by which he enjoys the necessary capacity to sign this agreement.

4. The GRANTEE’S shareholders have authorized the formalization of this present mercantile operation under the terms of their applicable and current social statutes among another internal and conductive norm;

5. It is duly inscribed in the Federal Taxpayers Registry under Identification Certificate ACM-061220-TIA, and being to date current in its income tax payments and other contributions that have corresponded to it in accordance to the applicable and current fiscal legislation.

6. It acknowledges the GRANTOR as the legitimate title holder of the rights derived from the CONCESSIONS.

7. It expressly acknowledges that the GRANTOR has complied in total with the obligations that the current and applicable legislation imposes to the holders of administrative authorizations such as the CONCESSIONS, including the payment of the corresponding rights in accordance to the Federal Law of Rights, and thus accepts that the respective mining titles are current to date and in good legal standing;

Onerous contract of transfer of rights subscribed between Mr. Emilio Acuña Peralta on one hand and American Copper Mining, S. A. de C. V., on the other, dated 31st March 2010.

8. It acknowledges that the very lots of the CONCESSIONS are in good state taking into consideration that during the mining activities developed on same to date have complied in total with the applicable legal dispositions in mining matters, environmental and of any other nature, and;

9. It is his free will to subscribe this present contract with the purpose that the GRANTOR transfers in his favor, definitely and in total the title holding of 100% (one hundred per cent) of the mining rights derived from the CONCESSIONS, caring in every instance to the terms and conditions of this instrument.

III.
PARTIES declare through the offices of their respective General Proxies, under oath of stating the truth, that they acknowledge the personality with which they appear in addition to assist to the subscription of this contract in good faith, free of any deceit, error, violence or any vitiation in their consent with the purpose of committing themselves to the following :

CLAUSES

FIRST. TRANSFER OF MINING RUGHTS: In compliance to the dispositions article 2,029 of the Federal Civil Code of complementary application to article 23, last paragraph of the Mining Law, as well as by the 2nd article of the Code of Commerce, among other applicable and current legal dispositions, by virtue of the subscription of this present contract, the GRANTOR commits himself to cede in this act a total and definite transfer in favor of the GRANTEE, free of any lien, attachment or limitation of domain of any kind, 100% (one hundred per cent) of the mining rights derived from the CONCESSIONS and will receive in exchange as a counterclaim, the certain price described in the following clause.

SECOND. PRINCE: As a counterclaim for the before stated transfer, the GRANTEE commits himself to pay and in this act pays in total the amount of $1’250,000.00 Dollars (One million two hundred and fifty thousand 00/100 Dollars in American currency) in favor of the GRANTOR, plus the corresponding Added Value Tax (the PRICE) taking into consideration the following:

1. Prior to the date of subscription of this present instrument, the GRANTEE delivered in favor of the GRANTOR the amount of $750,000.00 Dollars (Seven hundred and fifty thousand Dollars 00/100 in American currency), plus the corresponding Added Value Tax by the means of ADVANCED PAYMENT including the FIRST INSTALLMENT, and;

Onerous contract of transfer of rights subscribed between Mr. Emilio Acuña Peralta on one hand and American Copper Mining, S. A. de C. V., on the other, dated 31st March 2010.

2. On the 30th March 2010 the GRANTEE made payment for the pending balance of the PRICE in favor of the GRANTOR, that is, the amount of $500,000.00 Dollars (Five hundred thousand Dollars 00/100 in American currency), plus the corresponding Added Value Tax (the PENDING BALANCE)

THIRD. RECEIPT OF PAYMENT. Taking into consideration that the total amount of the PRICE has been previously honored by the GRANTEE in favor of the GRANTOR by virtue of the delivery of the ADVANCE of the FIRST INSTALLMENT and of the PENDING BALANCE, the GRANTOR expressly accepts for all legal purposes that may take place that this present document constitutes the receipt in its widest berth that by law can proceed regarding the payment of the PRICE, and renouncing as of this moment to claim in the future from the GRANTEE payment of any additional amount for the transfer of the totality of the mining rights derived from the CONCESSIONS agreed upon in the first previous clause.

FOURTH. TRASNFER OF ACCESORY RIGHTS: By virtue of the subscription of this agreement, the GRANTOR expressly and formally cedes in favor of the GRANTEE, without limitation or any reserve, the totality of the rights it holds to date in order to ingress to the surface covering the lots of the CONCESSIONS, such as the rights of lease contract, commodate, temporary occupancy as well as those licenses, permits, authorizations, bondage and any other equivalent permit that, in general, allow to carry out mining works regarding the CONCESSIONS.

FIFTH. COLLABORATION: Derived from the agreed transfer by the PARTIES in the clause immediately above, and with the purpose of permitting the GRANTEE to make use in the best possible manner of the mining rights that per this act it acquires, the GRANTOR commits himself as of this date to collaborate actively, within reasonable means with the GRANTEE any activity that the former may ask for.

Specifically, the GRANTOR commits himself to intervene in those acts that the GRANTEE may request from him with the purpose that it be granted, for all legal effects that may take place, the free and complete access to the surface covering the lots of the CONCESSIONS, an indispensable requirement for the execution of mining activities to be carried out on same.

SIXTH. INEXISTENCE OF RESERVE OF RIGHTS: As it has been already established by virtue of the subscription of this present contract, the GRANTOR cedes in favor of the GRANTEE the totality of the rights it holds on the CONCESSIONS, including the accessories and thus it does not hold back any of the rights regarding same or of the corresponding lots. Consequently, the GRANTOR renounces as of this moment to claim in the future from the GRANTEE the title holding of any right regarding the CONCESSIONS as would be the case of exploration, exploitation and ore dressing rights, among others.

Onerous contract of transfer of rights subscribed between Mr. Emilio Acuña Peralta on one hand and American Copper Mining, S. A. de C. V., on the other, dated 31st March 2010.

SEVENTH. TERMINATION OF CONTRACT AND RECIPROCAL SETTLEMENT: Taking into consideration the nature and effects of this present instrument, PARTIES agree expressly in terminating effectively as of this date the totality of the terms and conditions included in the CONTRACT once the counterclaim has been paid in total as agreed in favor of the GRANTOR and the totality of the mining rights derived from the CONCESSIONS have been ceded and transferred in favor of the GRANTEE.

Consequently, derived from the termination agreed in the above paragraph regarding the CONTRACT, PARTIES expressly agree for all legal aspects that may take place, in granting to each other the widest settlement that may proceed by law regarding the totality of the acts, omissions and behaviors of any type or nature that its representatives, administrators, shareholders, general proxies, governors, employees, executives, agents, consultants and advisers either past, present or future have carried out to date regarding such mercantile relation, and PARTIES acknowledging that to date there exists no right or obligation derived from same that is pending of compliance, renounce in consequence as of this moment to promote any kind of action through any jurisdiction or possible competence against them or of the mentioned subjects in the understanding that if any of them does not comply to such obligation, this present instrument will constitute a total and absolute liberation regarding the non compliances or responsibilities that may be claim against them, the PARTIES will indicate their satisfaction to the mercantile relationship that they have settled on this date regarding the CONTRACT.

EIGHTH. REPARATION IN CASE OF EVICTION: The GRANTOR commits himself to answer to the GRANTEE for any reparation in case of eviction from the CONCESSIONS as foreseen in article 2,283, fraction III of the Federal Civil Code among other applicable legal dispositions.

NINTH. ADMINISTRATIVE OBLIGATIONS: The GRANTEE expressly commits himself to maintain the CONCESSIONS current by complying to such an effect with the paper work and the payment of the corresponding rights in accordance to the general dispositions and Mexican official standards of the metallurgical and mining industries agreeing with article 27 of the Mining Law, among others applicable, its Ruling and other current legislation.

TENTH. TRANSFER OF RIGHTS FORMALIZATION: PARTIES commit themselves to ratify before Public Notary or Public broker this present document as soon as possible with the purpose that same be inscribed for publicity and apposition purposes before third parties before the Public Registry of Mines, a dependency of the Secretary of the Economy under the terms of the Mining Law, its Ruling and other applicable and current legislations.

ELEVENTH. EXPENSES: The totality of expenses, fees, rights and other disbursements that must be specifically paid for the subscription and ratification of this present contract as well as for the paper work for inscription in the Public Registry of Mines will be covered by the GRANTEE.

Onerous contract of transfer of rights subscribed between Mr. Emilio Acuña Peralta on one hand and American Copper Mining, S. A. de C. V., on the other, dated 31st March 2010.

TWELFTH. FISCAL OBLIGATIONS: Upon being registered and inscribed before the Federal Taxpayers Registry, as well as being to date in their income tax payments and other contributions corresponding to them to date, PARTIES agree that each will defray in separate tax payments that individually pertain to each in compliances to the terms and conditions of this present instrument, complying thus with the applicable and current fiscal legislation, and committing themselves to liberate their counterpart of any fiscal responsibility that might be imputed contrary to this clause by competent authorities.

THIRTEENTH. ADDRESSES AND CONTACT TELEPHONES: PARTIES agree in making known as their addresses and contact telephones for anything referring to the execution and compliance of the terms and conditions of this present instrument, as well as to render announcements, notifications and whatever other communication needed relative with same, as follows:

GRANTOR	GRANTEE

Privada de Connecticut 1805	Calle California 5101-206
Fracc. Residencial Campestre	Edificio Ejecutivo Vértice
Ciudad de Chihuahua	Col. Haciendas de Santa Fe
Estado de Chihuahua	Ciudad de Chihuahua
Estado de Chihuahua

Phone: 52-614-423-4098	Phone: 52-614-200-8483

In case of a change in address PARTIES agree in notifying their counterpart of such an event at least five (5) natural days prior of the date in which the change of address takes effect.

FOURTEENTH. ANNOUNCEMENTS, NOTIFICATIONS AND COMMUNICATION. PARTIES agree that any announcement, notification or communication necessary to have their counterpart know, must done in writing.

Sending of said documents can be carried out via three means: 1. By ordinary courier delivered on hand or by certificate mail, both with acknowledgement of receipt; 2. Vía Fax or; 3. By electronic mail. In this last case, sending will only be considered valid and legally carried out when the reception of the respective electronic mail is confirmed electronically within three (3) natural days following the sending expressly stating receipt, by means of a confirming answering message sent by the recipient.

Onerous contract of transfer of rights subscribed between Mr. Emilio Acuña Peralta on one hand and American Copper Mining, S. A. de C. V., on the other, dated 31st March 2010.

PARTIES agree likewise that announcements, notifications and communications carried out in relation to this present instrument will bear their respective effects on the day of their reception. In case that such message include some kind of term, this latter will begin to be in effect on the day following confirmation of reception.

FIFTEENTH. CONTACT PERSONS: PARTIES agree that the totality of announcements, notifications or communications necessary to be carried out between them derived from the terms and conditions of this present instrument must be addressed indistinctly to the following persons:

GRANTOR	GRANTEE

EMILIO ACUÑA PERALTA	RAMIRO TREVIZO LEDEZMA
CONRADO ACUÑA ARANDA	RAMIRO TREVIZO GONZÁLEZ

In case it is their will to change contact persons, PARTIES agree in notifying their counterparts of such a circumstance at least five (5) natural days in advance of the date in which the persons are changed.

SIXTEENTH. TOTALITY OF CONTRACT: PARTIES accept and expressly acknowledge that this present contract contains the totality of the agreements between them regarding the object, and leaving without effect as well as cancelling the totality of the agreements, reports, negotiations, correspondence, commitments and communications carried out previously between them either in writing or verbally.

Specifically, as it has already been put in writing in the previous seventh clause, PARTIES formally acknowledge the fact that by virtue of the subscription of this present instrument the CONTRACT to be terminated in advance, leaving without any legal consequence, as stated judicial act has been left without any purpose. Even, PARTIES state that it is their will that the duration of the CONTRACT be expressly cancelled before the Public Registry of Mines among other competent authorities.

SEVENTEENTH. APPLICABLE LAW: This present instrument will abide and will be interpreted in agreement with the Mining Law, its Ruling and the Federal Civil Code among other applicable and current legal dispositions in the United States of Mexico.

EIGHTEENTH. JURISDICTION: In case there may arise a controversy related to the validity, intention, interpretation, execution or compliance to this contract, PARTIES expressly agree to submit same before the competency of the courts of law of the Morelos Judicial District, in the City of Chihuahua, State of Chihuahua, surrendering as of this moment any other jurisdiction, competency or privilege that might correspond to them by reason of their present or future addresses, or by any other circumstance.

Onerous contract of transfer of rights subscribed between Mr. Emilio Acuña Peralta on one hand and American Copper Mining, S. A. de C. V., on the other, dated 31st March 2010.

PARTIES BEING IN THE KNOWLEDGE OF THE FORCE AND LEGAL REACH OF THIS PRESENT CONTRACT, THEY SUBSCRIBE IT BEING TOGETHER IN THE CITY OF CHIHUAHUA, STATE OF CHIHUAHUA, ON THE THIRTY FIRST OF MARCH OF THE YEAR TWO THOUSAND AND TEN.

GRANTOR	GRANTEE

/s/ Emilio Acuna Peralta	/s/ Ramiro Trevizo Gonzalez
EMILIO ACUÑA PERALTA	AMERICAN COPPER MINING,
REPRESENTED IN THIS ACT BY:	S. A. DE C. V.,
CONRADO ACUÑA ARANDA	REPRESENTED IN THIS ACT BY:
RAMIRO TREVIZO GONZÁLEZ

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Onerous contract of transfer of rights subscribed between Mr. Emilio Acuña Peralta on one hand and American Copper Mining, S. A. de C. V., on the other, dated 31st March 2010.